EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-4700	Thomas Schiller (949) 231-3061

Skyworks Exits Baseband Business and
Implements Strategic Restructuring

Intensifies Focus on High Growth Core Analog and RF Business;
Outlines New Financial Model with FY07 Pro Forma Diluted
EPS of $0.55 to $0.60 and EBITDA in Excess of $150 Million

WOBURN, Mass., Oct. 2, 2006—Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced that effective immediately the company is ceasing its baseband operations in order to sharpen focus on its high growth core business encompassing linear products, power amplifiers, front-end modules and radio solutions. Skyworks’ baseband business developed complete reference designs, incorporating the digital signal processor and software functionality, in support of tier-three handset suppliers. This initiative was complex, research and development intensive and generated substantial operating losses. As tier-one OEMs have increasingly dominated the landscape, the addressable market for the company’s baseband solutions has significantly contracted.

At the same time, and essentially masked by declining baseband sales, Skyworks’ core business revenue has grown an average of 17 percent annually over the past four years. This growth has been driven by: first, the successful launch of the Linear Products business; second, power amplifier market share gains; third, ramp of Helios™ EDGE radios; and fourth, capture of increasing dollar content through highly integrated solutions.

Given the diverging profitability and growth profiles of the baseband and core businesses, the company has implemented a strategic restructuring to immediately eliminate all baseband-related infrastructure while strengthening research and development, marketing and sales efforts within the core business.

“Today marks a new beginning for Skyworks as we become a far more profitable and streamlined company. We are focusing exclusively on our high growth and profitable analog and RF core business where Skyworks possesses a clear competitive advantage,” said David J. Aldrich, Skyworks’ president and chief executive officer. “Going forward, we will partner with, rather than compete against, leading baseband suppliers such as Texas Instruments, Qualcomm, Freescale and Infineon.

“We began our transition away from developing baseband designs nearly two years ago, but continued to support existing customers with legacy products. Throughout this timeframe, our portfolio of linear products, ultra-compact power amplifiers, Intera™ front-end modules and Helios™ EDGE radios has demonstrated design win momentum and an accelerating growth trajectory. Accordingly, today we are implementing a strategic restructuring to build upon our leadership franchise and to realize our vision of becoming the global leader in semiconductors enabling mobile connectivity,” said Aldrich.

Key Elements of Strategic Restructuring

Skyworks is eliminating nearly $70 million in annual costs through the narrowing of product development, closure of certain international design centers and reduction of approximately 425 employees, or 10 percent of the worldwide workforce. These actions are expected to result in charges of between $85 and $95 million — more than two thirds of which are anticipated to be non-cash — for asset impairments, severance and shut-down costs. The majority of this activity is expected to be recorded in the fourth fiscal quarter ending September 29, 2006.

Historical Revenue Base

Skyworks’ revenue from the core business has grown at a compounded annual rate of 17 percent — from $396 million at the time of the company’s launch in fiscal 2002 to an estimated $730 million in fiscal 2006. This growth has been offset by the declining baseband revenues and the conclusion of a non-strategic assembly and test services contract.

($ Millions)	FY02	FY03	FY04	FY05	FY06
					*
Core Business	$396	$452	$604	$655	$730
Exited Businesses
Baseband	$108	$114	$142	$123	$50
Assembly and Test	$39	$52	$38	$14	$0

Total Revenue	$543	$618	$784	$792	$780

* estimates based on fourth fiscal quarter guidance

New Skyworks

Entering fiscal year 2007, the new Skyworks emerges with an intensified focus on its analog, mixed signal and RF design competencies to gain market share across three strategic product areas:

•	Innovative Linear Products

• New designs supporting medical, automotive, industrial and broadband applications
• 802.11n solutions as part of Broadcom reference designs and cellular infrastructure subsystems led by Ericsson, Alcatel, and Nortel
• Solid sequential growth and record bookings over the past 4 quarters

•	Leadership Power Amplifiers and Front-end Modules

• 42 percent worldwide market share, up from 30 percent in 2002 -— supporting all key worldwide standards
• Increasing dollar content through higher levels of integration
• Design wins with all tier one handset OEMs

•	Highly Integrated Radio Solutions

• Helios™ EDGE architecture powering Samsung and LG
• DigRF radios for Motorola in 2007
• WEDGE and WCDMA multi-mode solutions

Fourth Fiscal Quarter Business Update

Skyworks is affirming its fourth fiscal quarter guidance of revenue in the range of $197 to $200 million and pro forma diluted earnings per share of $0.05.

Fiscal 2007 Financial Model

Following the exit of the baseband business, the company plans to deliver fiscal 2007 revenue of $820 to $840 million, an increase in the core business of nearly 15 percent year-over-year. On a pro forma basis, gross margin is expected to expand to the 38 to 40 percent range, while operating expenses decrease to $215 million, yielding operating income in excess of $100 million and EBITDA of more than $150 million. Most importantly, the company expects to achieve record pro forma diluted earnings per share of $0.55 to $0.60 in fiscal 2007 -— roughly two times the current First Call consensus estimate of $0.29.

For the first fiscal quarter of 2007, the company expects pro forma earnings per share of $0.12 to $0.14 with revenue growth in the core business offsetting the elimination of baseband revenue.

“Skyworks’ business transformation is now complete. We’ve evolved from a system-level baseband supplier targeting new market entrants at the time of our launch, to a developer of highly specialized analog and RF solutions supporting leading customers. Accordingly, we plan to substantially improve our financial performance beginning in the current quarter and ultimately deliver superior returns to our shareholders,” Aldrich concluded.

Both pro forma and EBITDA financial measures, which supplement financial measures based on GAAP, exclude certain charges including equity-based compensation, amortization of intangible assets and non-recurring items, such as the restructuring charges outlined above. The company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and economic performance. Due to the company’s inability to project with certainty the timing of certain restructuring charges, the company is not providing comparable GAAP measures.

Strategic Restructuring Conference Call

To further discuss its exit of the baseband business and fiscal 2007 outlook, the company will conduct an analyst conference call on October 3, 2006, at 9:30 a.m. Eastern time. To listen to the conference call via the Internet, please visit the Investor Relations section of Skyworks’ Web site at www.skyworksinc.com. To listen via telephone, please call 888-802-2225 (domestic) or 913-312-1268 (international), pass code: Skyworks.

Playback of the conference call will begin at 1:30 p.m. Eastern time on Tuesday, October 3, and end at 1:30 p.m. Eastern time on Tuesday, October 10, 2006. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international); access code: 5540390#.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our, and our customers’, products; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our reliance on a several key customers for a large percentage of our sales; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; and the uncertainties of litigation, including disputes over intellectual property, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks, Skyworks Solutions, Helios and Intera are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

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